                                                                   Exhibit 10.27

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Akamai Technologies, Inc.                      Form of 2006 Executive Bonus Plan

NAME:                                                PERFORMANCE PERIOD: FY 2006
TITLE:

This 2006 Executive Bonus Plan sets forth your annual compensation for 2006 based on the achievement of certain corporate and individual performance objectives. In order to receive your annual incentive bonus, you must be an employee and a member of the Office of the CEO throughout all of 2006 and the corporate and individual objectives must be met, as described more thoroughly below. The Compensation Committee will resolve all questions arising in the administration, interpretation and application of this plan, and the Compensation Committee's determination will be final and binding on all concerned. Where permitted by applicable law, the Compensation Committee reserves the right to modify, at its discretion and at any time, the terms of this plan, including, but not limited to, the performance objectives, targets, and payouts.

ANNUAL COMPENSATION LEVELS AT TARGET PERFORMANCE

Base salary:                             $

Annual incentive bonus at target :       $
                                         -----------
Total Cash Compensation at               $

PERFORMANCE OBJECTIVES/TARGETS

The following are the corporate and individual performance objectives for your 2006 Incentive:

CRITERIA                      WEIGHT       MINIMUM         TARGET         MAXIMUM
---------------------------   ------   ---------------   ------------   ------------
Corporate Financial
Performance (FY 2006)          80%           93%            100%           106%

Bonus Payout Amount

Individual FY 2005 Goals(1)            Partially Meets    Fully Meets     Exceeds
                               20%       Expectations    Expectations   Expectations
Bonus Payout Amount

TOTAL                         100%

----------------
(1) As established by the Chief Executive Officer or, in the case of the CEO, the Compensation Committee.

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Akamai Technologies, Inc.                      Form of 2006 Executive Bonus Plan

The method for calculating Corporate Financial Performance is described in
Schedule 1, which is attached hereto. The Compensation Committee of Akamai's Board of Directors retains the right and sole discretion to determine whether the corporate and individual objectives have been met, after consideration of any recommendation by the Chief Executive Officer. The Compensation Committee's determination will be final and binding on all concerned. No incentive will be paid under a specific incentive criteria for performance below the associated threshold listed for that criteria. Performance above the maximum may result in higher reward at the sole discretion of the Compensation Committee.

The payment of any annual incentive bonus will be made within thirty (30) days following the filing of Akamai's SEC 10-K filing for FY 2006.

Acceptance: ________________                                    ________________
                                                          Date

Approved by: _______________                                    ________________
                                                          Date

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Akamai Technologies, Inc.                      Form of 2006 Executive Bonus Plan

                                   SCHEDULE 1

             CORPORATE FINANCIAL PERFORMANCE MEASUREMENT METHODOLOGY

A. Overview; Definitions

      The executive shall only be eligible for the corporate performance-based bonus of the salary upon the Company's achievement of certain financial metrics based on target 2006 Revenue of $[**] million and target 2006 Normalized EPS of $[**] per share. The Company's performance measured against each metric shall be equally weighted to enable comparison as a percentage of a combined target. For purposes of this Agreement, such metrics shall have the following meanings:

      "Revenue" shall mean the Company's revenue for fiscal year 2006 calculated in accordance with generally accepted accounting principles in the United States of America as reported in the 2006 Financial Statements.

      "Normalized EPS" shall mean the Company's shall mean the Company's annual earnings per diluted share for fiscal year 2006 excluding amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt.

      If, on December 31, 2006, the Company is required to make periodic reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K shall constitute its "Public Company Financial Statements" and shall apply. If, on December 31, 2006, the Company is not required to make periodic reports under the Exchange Act, the Company's regularly prepared annual audited financial statements prepared by management shall be its "Private Company Financial Statements" and shall apply. The applicable financial statements may be referred to herein as the "2006 Financial Statements."

B. Calculation of Percentages

      The Company's Revenue shall be calculated as a percentage of the Company's target revenue for fiscal year 2006 of $[**] million and multiplied by 0.5 (the "Revenue Percentage Component"). The Company's Normalized EPS shall be calculated as a percentage of the Company's target normalized earnings per share for fiscal year 2006 of $[**] and multiplied by 0.5 (the "Normalized EPS Component"). The sum of the Revenue Percentage Component and the Normalized EPS Component shall be the "Actual Percentage of Targets."

C. Bonus Amounts

      1. If the Actual Percentage of Targets equals 93%, then the executive shall receive the Minimum Bonus for Financial Performance (the "Minimum Bonus"); provided, however, that in the event that the Company has not achieved both Revenue of $[**] million and

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Akamai Technologies, Inc.                      Form of 2006 Executive Bonus Plan

Normalized EPS of $[**] per share, then the executive shall not be entitled to any bonus hereunder.

      2. If the Actual Percentage of Targets equals 100%, then the executive shall receive the Target Bonus for Financial Performance (the "Target Bonus").

      3. If the Actual Percentage of Targets equals 106% or more, then the executive shall receive the Maximum Bonus for Financial Performance (the "Maximum Bonus").

      4. If the Actual Percentage of Targets is between 93% and 100%, then the executive shall receive a bonus equal to the sum of (i) the Minimum Bonus plus
(ii) an amount equal to the product of the Minimum Bonus multiplied by a fraction the numerator of which is the Actual Percentage of Targets Revenue minus 93% and the denominator is 7%.

      5. If the Actual Percentage of Targets is between 100% and 106%, then the executive shall receive a bonus equal to the sum of the (i) the Target Bonus plus (ii) an amount equal to the product of the Target Bonus multiplied by a fraction the numerator of which is the Actual Percentage of Targets Revenue minus 100% and the denominator is 6%.

D. Effect of an Acquisition by Akamai

      In the event that Akamai enters into an Acquisition Transaction during 2006, then Revenue and Normalized EPS shall be adjusted to give effect to such Acquisition Transaction. An "Acquisition Transaction" means (i) the purchase of more than 50% of the voting power of an entity, (ii) any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution or share exchange involving Akamai and an entity not previously owned by Akamai, or (iii) the purchase or other acquisition (including, without limitation, via license outside of the ordinary course of business or joint venture) of assets that constitute more than 50% of another entity's total assets or assets that account for more than 50% of the consolidated net revenues or net income of such entity.

      As soon as practicable following the closing of an Acquisition Transaction, the Compensation Committee shall make a determination of the estimated impact of the Acquisition Transaction on the Company's 2006 Revenue and Normalized EPS. If the Acquisition Transaction is estimated to be accretive, then:

      (i) in calculating Revenue for purposes of determining the Revenue Percentage Component, reported Revenue shall be reduced by the amount of estimated revenue contribution from the Acquisition Transaction; and

      (ii) in calculating Normalized EPS for purposes of determining the Normalized EPS Percentage Component, Normalized EPS, as calculated based on the 2006 Financial Statements, shall be reduced by the amount of the estimated Normalized EPS contribution from the Acquisition Transaction.

If the Acquisition is estimated to be non-accretive, then:

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Akamai Technologies, Inc.                      Form of 2006 Executive Bonus Plan

      (iii) in calculating Normalized EPS for purposes of determining the Normalized EPS Percentage Component, Normalized EPS, as calculated based on the 2006 Financial Statements, shall be increased by the amount of the estimated negative Normalized EPS impact from the Acquisition Transaction.

All determinations of the Compensation Committee regarding the estimated impact of an Acquisition Transaction shall be final, binding and non-appealable. The cumulative impact of all Acquisition Transactions shall be set forth in a statement delivered upon payment, if any, of the bonus contemplated by this plan. This plan shall be deemed to be automatically amended, without further action by the Company or the executive, to give effect to any adjustments required by this Section D.